UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 23, 2016
(Date of earliest event reported)

CELLECTAR BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-36598	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3301 Agriculture Drive
Madison, WI 53716
(Address of principal executive offices)

(608) 441-8120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2016, Cellectar Biosciences, Inc. (the “Company”) entered into an Underwriting Agreement with Ladenburg Thalmann & Co. Inc., as representative of the several underwriters named therein (the “Underwriter”), in connection with the Company’s Registration Statement on Form S-1 filed with the Commission under the Securities Act of 1933 (File No. 333-214310). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriter 800,000 shares of common stock, 68 shares of Series A preferred stock convertible into 4,533,356 shares of common stock and Series C warrants to purchase 5,333,356 shares of common stock, plus up to an additional 800,000 shares of common stock and Series C warrants to purchase up to an additional 800,000 shares of common stock in the event of the exercise by the Underwriter of its over-allotment option. The public offering price of a share of common stock together with a Series C warrant to purchase one share of common stock was $1.50. The public offering price to purchase one share of Series A preferred stock, each of which is convertible into 66,667 shares of common stock, together with a Series C warrant to purchase 66,667 shares of common stock was $100,000. The Series C warrants have an exercise price of $1.50 per share, and are exercisable for five years from the date of issuance. The sale of securities pursuant to the Underwriting Agreement, including the entire over-allotment option, closed on November 29, 2016.

ITEM 7.01	REGULATION FD DISCLOSURE

On November 29, 2016, the Company issued a press release announcing the closing of its underwritten public offering of 1.6 million shares of its common stock and 68 shares of its Series A preferred stock convertible into 4,533,356 shares of common stock, plus the issuance of Series C warrants to purchase approximately 6.1 million shares of common stock, reflecting the exercise in full of the Underwriter’s over-allotment option. The gross proceeds of the offering amounted to $9.2 million, with net proceeds to the Company of approximately $8.3 million. Immediately following the closing of the offering the Company had 6,968,235 shares of common stock outstanding. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Number	Title

99.1	Press release dated November 29, 2016, entitled “Cellectar Biosciences Announces Successful Completion of $9.2 Million Public Offering, Which Includes Full Exercise of $1.2 Million Over-Allotment Option”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 30, 2016	CELLECTAR BIOSCIENCES, INC.

	By:	/s/ Chad J. Kolean
Name: Chad J. Kolean
Title: Vice President and Chief Financial Officer

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